Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FIRST QUARTER SAME STORE NOI INCREASE OF 3.1%
Oak Brook, IL – May 2, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2016.
FINANCIAL RESULTS
For the quarter ended March 31, 2016, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $65.7 million, or $0.28 per share, compared to $62.3 million, or $0.26 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $76.4 million, or $0.32 per share, compared to $60.5 million, or $0.26 per share, for the same period in 2015;

▪	Net income attributable to common shareholders of $45.1 million, or $0.19 per share, compared to $10.7 million, or $0.05 per share, for the same period in 2015; and

▪	Results for the quarter ended March 31, 2016 included the following:

▪	$1.8 million of Circuit City Stores, Inc. (Circuit City) bankruptcy proceeds, consisting of $1.1 million of termination fee income and $0.7 million of bad debt recovery; and

▪	$0.8 million of bad debt expense related to The Sports Authority, Inc. (Sports Authority) bankruptcy.
OPERATING RESULTS
For the quarter ended March 31, 2016, the Company’s portfolio results were as follows:

▪	3.1% increase in same store net operating income (NOI) over the comparable period in 2015, which included the following:

▪	a contribution of 75 basis points from bad debt recovery attributable to Circuit City bankruptcy proceeds; and

▪	a reduction of 80 basis points from bad debt expense related to the Sports Authority bankruptcy.

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.2% at March 31, 2016, down 50 basis points from 95.7% at December 31, 2015 and down 40 basis points from 95.6% at March 31, 2015;

▪	Total portfolio percent leased, including leases signed but not commenced: 94.7% at both March 31, 2016 and March 31, 2015, down 40 basis points from 95.1% at December 31, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.6% at March 31, 2016, up 10 basis points from 94.5% at March 31, 2015 and down 30 basis points from 94.9% at December 31, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.64 at March 31, 2016, up 6.0% from $15.70 ABR per occupied square foot at March 31, 2015;

▪	789,000 square feet of retail leasing transactions comprised of 140 new and renewal leases; and

▪	Positive comparable cash blended leasing spreads of 6.7%, consisting of 7.3% on renewal leases and 1.8% on new leases. Excluding the impact from eight Rite Aid leases within the

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, comparable cash blended leasing spreads were 8.0%, including 8.9% on renewal leases.
“We are pleased to report another solid quarter of financial and operational results, with same store NOI growth of 3.1% and strong leasing spreads,” stated Steve Grimes, president and chief executive officer. “In addition, we continue to execute on our strategic plan, with notable additional progress on our 2016 disposition goals with 40% of our targeted amount closed or under contract.”
INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed $127.9 million of dispositions, including the sales of two non-target multi-tenant retail assets for $92.5 million and six single-user retail assets for $35.4 million. Subsequent to quarter end, the Company completed the sale of a single-user retail asset for $4.7 million.
Additionally, the Company is under contract to sell two non-target multi-tenant retail assets for $97.8 million and nine single-user retail assets for $31.5 million. These transactions are expected to close during the second or third quarter of 2016, subject to satisfaction of customary closing conditions. Year to date, the Company has completed or is under contract for $261.9 million of dispositions.
Acquisitions
During the quarter, the Company completed $138.7 million of previously announced acquisitions, including Merrifield Town Center II and Shoppes at Hagerstown, both located in the greater Washington, D.C./Baltimore area, and Oak Brook Promenade located in the Chicago Metropolitan Statistical Area (MSA). Subsequent to quarter end, the Company closed on the previously announced acquisition of The Shoppes at Union Hill located in the New York MSA for $63.1 million, which includes the assumption of mortgage debt with a principal balance of $16.0 million and an interest rate of 3.75% that matures in 2031. In addition, the Company acquired the fee interest in one of its multi-tenant retail properties for a gross purchase price of $13.9 million.
Year to date, the Company has completed $215.7 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $24.90.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2016, the Company had approximately $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.7x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.1x. Consolidated indebtedness had a weighted average contractual interest rate of 4.27% and a weighted average maturity of 4.7 years.
During the quarter, the Company completed the previously announced disposition of The Gateway for $75.0 million through a lender-directed sale in full satisfaction of its mortgage obligation of approximately $94.4 million. The mortgage had an interest rate of 6.57%. Immediately prior to the disposition, the lender reduced the Company’s loan obligation to $75.0 million which was assumed by the buyer in connection with the disposition, resulting in a gain on extinguishment of debt of $13.7 million and a gain on sale of $3.9 million. Subsequent to quarter end, the Company repaid $6.6 million of mortgage debt, excluding amortization, with an interest rate of 7.30% and assumed a $16.0 million mortgage with an interest rate of 3.75% that matures in 2031 in connection with the acquisition of The Shoppes at Union Hill.

During the quarter, the Company closed on the previously announced $1.2 billion amended and restated unsecured credit facility, which increased total capacity by $200.0 million, extended the term by a weighted average of 2.2 years and lowered the interest rate by a weighted average of 13 basis points.
In addition, during the quarter, the Company entered into an interest rate swap agreement to effectively fix the interest rate on $100.0 million of borrowings under its $250.0 million unsecured term loan at 0.6591% plus a credit spread through December 31, 2017. As of March 31, 2016, the all-in rate was 1.9591%.
GUIDANCE
The Company is increasing its 2016 Operating FFO guidance to a range of $1.03 to $1.07 per share from $1.01 to $1.05 per share, as detailed below:

▪	Maintaining its 2016 same store NOI growth guidance range of 2.5% to 3.5%;

▪	Maintaining its 2016 general and administrative expenses guidance range of $45 to $47 million;

▪	Increasing its 2016 disposition guidance to a range of $600 to $700 million from $525 to $625 million;

▪	Maintaining its 2016 acquisition guidance range of $375 to $475 million; and

▪	Issuing $250 million of unsecured debt capital during the fourth quarter of 2016 rather than the first half of 2016, depending on market conditions.
The following table reconciles the Company’s previous 2016 Operating FFO guidance range to the Company’s updated 2016 Operating FFO guidance range:

	Low	High
Previous 2016 Operating FFO attributable to common shareholders per common share outstanding	$1.01	$1.05

Impact of 2016 net investment activity	0.01	0.01
Interest expense	0.01	0.01
Updated 2016 Operating FFO attributable to common shareholders per common share outstanding	$1.03	$1.07
DIVIDEND
On April 26, 2016, the Company’s Board of Directors declared the second quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2016, which will be paid on June 30, 2016 to preferred shareholders of record on June 20, 2016.
On April 26, 2016, the Company’s Board of Directors also declared the second quarter 2016 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on July 8, 2016 to Class A common shareholders of record on June 27, 2016.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Tuesday, May 3, 2016 at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on May 3, 2016 until midnight (EDT) on May 17, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13632428.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of March 31, 2016, the Company owned 192 retail operating properties representing 28.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continues” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, including The Sports Authority, Inc., which filed for bankruptcy during the three months ended March 31, 2016, interest rates or operating costs, real estate valuations, potentially resulting in impairment charges, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions, dispositions and redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to effectively manage growth, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company's ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports NOI and same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI represents NOI from the Company’s same store portfolio consisting of 178 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2015 and 2016, the Company’s development property, the Company’s one remaining office property, three properties where the Company has begun activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016 and the net income from the Company’s wholly-owned captive insurance company, which was formed on December 1, 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from Operating income or Net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt and preferred stock, net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,266,307	$1,254,131
Building and other improvements	4,428,741	4,428,554
Developments in progress	3,000	5,157
	5,698,048	5,687,842
Less accumulated depreciation	(1,458,841)	(1,433,195)
Net investment properties (includes $60,400 and $0 from consolidated variable interest entities, respectively)	4,239,207	4,254,647

Cash and cash equivalents	100,588	51,424
Accounts and notes receivable (net of allowances of $7,085 and $7,910, respectively)	73,774	82,804
Acquired lease intangible assets, net	142,788	138,766
Assets associated with investment properties held for sale	2,843	—
Other assets, net	128,610	93,610
Total assets	$4,687,810	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,758 and $1,865, respectively, unamortized discount of $(1) and $(1), respectively, and unamortized capitalized loan fees of $(6,630) and $(7,233), respectively)	$1,026,443	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(1,060) and $(1,090), respectively, and unamortized capitalized loan fees of $(3,233) and $(3,334), respectively)	495,707	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,290) and $(2,474), respectively)	446,710	447,526
Unsecured revolving line of credit	280,000	100,000
Accounts payable and accrued expenses	51,370	69,800
Distributions payable	39,311	39,297
Acquired lease intangible liabilities, net	113,900	114,834
Other liabilities	72,951	75,745
Total liabilities	2,526,392	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of March 31, 2016 and December 31, 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,347 and 237,267 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	237	237
Additional paid-in capital	4,931,707	4,931,395
Accumulated distributions in excess of earnings	(2,770,479)	(2,776,215)
Accumulated other comprehensive loss	(52)	(85)
Total equity	2,161,418	2,155,337
Total liabilities and equity	$4,687,810	$4,621,251

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Rental income	$115,260	$119,788
Tenant recovery income	30,356	31,300
Other property income	3,023	2,109
Total revenues	148,639	153,197

Expenses
Property operating expenses	23,061	25,695
Real estate taxes	19,939	20,510
Depreciation and amortization	53,396	54,676
Provision for impairment of investment properties	2,164	—
General and administrative expenses	11,406	10,992
Total expenses	109,966	111,873

Operating income	38,673	41,324

Gain on extinguishment of debt	13,653	—
Interest expense	(26,764)	(34,045)
Other income, net	125	1,225
Income from continuing operations	25,687	8,504
Gain on sales of investment properties	21,739	4,572
Net income	47,426	13,076
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$45,064	$10,714

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.19	$0.05

Weighted average number of common shares outstanding – basic	236,578	236,250

Weighted average number of common shares outstanding – diluted	236,680	236,253

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended March 31,
	2016	2015

Net income attributable to common shareholders	$45,064	$10,714
Depreciation and amortization	53,094	54,401
Gain on sales of investment properties	(21,739)	(4,572)
FFO attributable to common shareholders	$76,419	$60,543

FFO attributable to common shareholders per common share outstanding	$0.32	$0.26

FFO attributable to common shareholders	$76,419	$60,543
Impact on earnings from the early extinguishment of debt, net	(12,846)	2,786
Provision for hedge ineffectiveness	—	(25)
Provision for impairment of non-depreciable investment property	2,164	—
Other (a)	—	(1,000)
Operating FFO attributable to common shareholders	$65,737	$62,304

Operating FFO attributable to common shareholders per common share outstanding	$0.28	$0.26

(a)	Consists of the impact on earnings from net settlements, which are included in "Other income, net" in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2016	2015
Operating revenues
Same store investment properties (178 retail operating properties):
Rental income	$98,278	$96,384
Tenant recovery income	26,166	26,671
Other property income	898	1,002
Other investment properties:
Rental income	15,609	22,130
Tenant recovery income	4,190	4,629
Other property income	467	973
Operating expenses
Same store investment properties (178 retail operating properties):
Property operating expenses	(17,777)	(19,116)
Real estate taxes	(17,759)	(17,817)
Other investment properties:
Property operating expenses	(4,508)	(5,785)
Real estate taxes	(2,180)	(2,693)

NOI from continuing operations
Same store investment properties	89,806	87,124
Other investment properties	13,578	19,254
Total NOI from continuing operations	103,384	106,378

Other income (expense)
Straight-line rental income, net	1,028	1,012
Amortization of acquired above and below market lease intangibles, net	576	451
Amortization of lease inducements	(231)	(189)
Lease termination fees	1,658	134
Straight-line ground rent expense	(916)	(934)
Amortization of acquired ground lease intangibles	140	140
Depreciation and amortization	(53,396)	(54,676)
Provision for impairment of investment properties	(2,164)	—
General and administrative expenses	(11,406)	(10,992)
Gain on extinguishment of debt	13,653	—
Interest expense	(26,764)	(34,045)
Other income, net	125	1,225
Total other expense	(77,697)	(97,874)

Income from continuing operations	25,687	8,504
Gain on sales of investment properties	21,739	4,572
Net income	47,426	13,076
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$45,064	$10,714

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2016	December 31, 2015

Net income attributable to common shareholders	$45,064	$644
Preferred stock dividends	2,362	2,363
Interest expense	26,764	28,328
Depreciation and amortization	53,396	51,361
Gain on sales of investment properties, net of noncontrolling interest	(21,739)	(8,050)
Gain on extinguishment of debt	(13,653)	—
Provision for impairment of investment properties	2,164	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$94,358	$91,663
Annualized	$377,432	$366,652

Reconciliation of Borrowed Debt to Total Net Debt and Net Debt and Preferred Stock

	March 31, 2016	December 31, 2015

Total borrowed debt	$2,261,316	$2,178,505
Less: consolidated cash and cash equivalents	(100,588)	(51,424)
Total net debt	$2,160,728	$2,127,081
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,295,728	$2,262,081
Net Debt to Adjusted EBITDA (b)	5.7x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.1x	6.2x

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$0.94	$0.98
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.74)	(0.74)
FFO attributable to common shareholders	$1.10	$1.14

Impact on earnings from the early extinguishment of debt, net	(0.05)	(0.05)
Provision for hedge ineffectiveness	—	—
Provision for impairment of non-depreciable investment property	0.01	0.01
Gain on extinguishment of other liabilities	(0.03)	(0.03)
Operating FFO attributable to common shareholders	$1.03	$1.07

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.